UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 21, 2005

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On April 21, 2005, Great Lakes Dredge & Dock Corporation (the “Company”) obtained a waiver letter from its surety company. Pursuant to this waiver letter, the surety company waived the Company’s compliance with the minimum net worth requirement under Section 6.19 of the Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated December 22, 2003, as amended, for the quarter ended March 31, 2005.   A copy of this waiver letter is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 – Results of Operations and Financial Condition

On April 25, 2005, the Company issued an earnings release announcing its financial results for the quarter ended March 31, 2005.  A copy of the earnings release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  – Financial Statements and Exhibits

(c)                                Exhibits

The following exhibit is filed herewith:

10.1                         Waiver letter from Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America, dated April 21, 2005.

The following exhibit is furnished herewith:

99.1                         Earnings Release of Great Lakes Dredge & Dock Corporation dated April 25, 2005, announcing first quarter 2005 earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	April 26, 2005	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Waiver letter from Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America, dated April 21, 2005.

99.1	Earnings Release of Great Lakes Dredge & Dock Corporation dated April 25, 2005, announcing first quarter 2005 earnings.